Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

We, Walter Geldenhuys, President, Chief Executive Officer and Chung Cam, Chief Financial Officer of Advanced Voice Recognition Systems, Inc. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)

The Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Walter Geldenhuys
Walter Geldenhuys
President, Chief Executive Officer

/s/ Chung Cam
Chung Cam
Chief Financial Officer
March 25, 2024